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                                                                    Exhibit 23.4

                                                      MORGAN STANLEY DEAN WITTER

TO WHOM IT MAY CONCERN
----------------------

We here consent to the use in the Registration Statement of Baxter International, Inc. ("Baxter") on Form S-4 and in the Proxy Statement/Prospectus of Baxter and North America Vaccine, Inc., which is part of the Registration Statement, of our opinion dated April 17, 2000 appearing as Annex F to such Proxy Statement/Prospectus, to the description therein of such opinion and to the references therein to our name. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

                                         MORGAN STANLEY & CO.
                                         INCORPORATED

                                         By: /s/ Peter N. Crnkovich
                                            -----------------------
                                            Peter N. Crnkovich
                                            Managing Director

New York, New York
May 9, 2000